Century Communities Reports Third Quarter 2025 Results

- Deliveries of 2,486 Homes Generating $980.3 Million in Total Revenues -

- Net New Home Contracts of 2,386 -

- Net Income of $37.4 Million, or $1.25 Per Diluted Share -

- Adjusted Net Income of $45.7 Million, or $1.52 Per Diluted Share -

- Book Value per Share of $87.74, a Company Record -

Greenwood Village, Colorado (October 22, 2025) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•	Net income of $37.4 million, or $1.25 per diluted share
•	Adjusted net income of $45.7 million, or $1.52 per diluted share
•	Total revenues of $980.3 million
•	Community count of 321
•	Deliveries of 2,486 homes
•	Net new home contracts of 2,386
•	Homebuilding gross margin of 17.9%
•	Adjusted homebuilding gross margin of 20.1%
•	Repurchased 296,903 shares of common stock for $20.0 million
•	Closed on private offering of $500 million of 6.625% Senior Notes due 2033 and extinguished $500 million of 6.750% Senior Notes due 2027

“In the third quarter, we performed well in a challenging environment and generated solid financial and operational results, meeting or exceeding our expectations, including the delivery of 2,486 homes to achieve the high end of our guidance,” said Dale Francescon, Executive Chairman. “While buyers remain cautious given the current level of economic uncertainty, they still have a desire to own a new home. We expect any interest rate relief and improvement in consumer confidence will start to unlock buyer demand, which Century is well positioned to meet given the growth in our community count.”

Rob Francescon, Chief Executive Officer and President, said, “Our adjusted homebuilding gross margin of 20.1% was consistent with second quarter 2025 levels, as we continued to see reductions in our direct costs and were able to limit increases in our incentives even in the seasonally slower third quarter. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $836 million of liquidity, and our book value per share increased to $87.74, a Company record. In the third quarter, we repurchased an additional 296,903 shares of our common stock for $20.0 million, which coupled with our purchases earlier in the year, represents a reduction of 6% from shares outstanding at the beginning of the year.”

Third Quarter 2025 Results

Net income for the third quarter 2025 was $37.4 million, or $1.25 per diluted share. Adjusted net income was $45.7 million, or $1.52 per diluted share.

Total revenues were $980.3 million, with third quarter home sales revenues totaling $955.2 million. Deliveries totaled 2,486 homes. The average sales price of home deliveries for the third quarter 2025 was $384,200.

Net new home contracts in the third quarter 2025 were 2,386, and at the end of the third quarter 2025, the Company had 1,117 homes in backlog, representing $416.9 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 20.1% in the third quarter of 2025. Homebuilding gross margin percentage excluding inventory impairment in the third quarter 2025 was 18.3%, and homebuilding gross margin was 17.9% compared to 17.6% for the second quarter of 2025. Selling, general, and administrative expenses as a percent of home sales revenues was 12.6% in the quarter. Adjusted EBITDA and EBITDA for the third quarter 2025 were $82.3 million and $69.7 million, respectively.

Financial services revenues and pre-tax income were $19.4 million and $3.0 million, respectively, in the third quarter 2025.

Balance Sheet and Liquidity

The Company ended the third quarter 2025 with a strong financial position, including $2.6 billion of stockholders’ equity and $835.8 million of total liquidity, including $174.8 million of cash. During the quarter, we closed on a private offering of $500 million of 6.625% Senior Notes due 2033, with the proceeds being used to redeem our $500 million of 6.750% Senior Notes due 2027.

Our book value per share was a Company record $87.74 as of September 30, 2025.

During the third quarter, consistent with our disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our shareholders, we maintained our quarterly cash dividend of $0.29 per share and repurchased 296,903 shares of common stock for $20.0 million.

As of September 30, 2025, homebuilding debt to capital equaled 34.5% and net homebuilding debt to net capital equaled 31.4%.

Full Year 2025 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “We are narrowing our full year 2025 home delivery guidance to be in the range of 10,000 to 10,250 homes and our home sales revenues to be in the range of $3.8 to $3.9 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, October 22, 2025, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2025 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 800-549-8228 (domestic) or 646-564-2877 (international) and enter the conference ID 80774. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through October 29, 2025, by dialing 888-660-6264 (domestic) or 646-517-3975 (international) and entering conference ID 80774. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and one of the World's Most Trustworthy Companies (2025). Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2025, including without limitation anticipated home deliveries and revenues, and the Company’s expectation that expect any interest rate relief and improvement in consumer confidence will start to unlock buyer demand. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; lower consumer confidence; the potential impact of tariffs and increased costs, immigration reform, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials and other resources; home incentive levels; future impairment and restructuring charges; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Homebuilding Revenues
Home sales revenues	$955,162	$1,116,125	$2,815,365	$3,055,941
Land sales and other revenues	5,764	650	7,209	2,242
Total homebuilding revenues	960,926	1,116,775	2,822,574	3,058,183
Financial services revenues	19,358	20,091	61,666	66,676
Total revenues	980,284	1,136,866	2,884,240	3,124,859
Homebuilding Cost of Revenues
Cost of home sales revenues	(780,566)	(873,081)	(2,285,233)	(2,386,208)
Cost of land sales and other revenues	(6,303)	(170)	(7,199)	(207)
Total homebuilding cost of revenues	(786,869)	(873,251)	(2,292,432)	(2,386,415)
Financial services costs	(16,371)	(17,021)	(50,095)	(47,894)
Selling, general, and administrative	(119,895)	(132,972)	(369,491)	(373,054)
Inventory impairment	(3,180)	(1,373)	(10,951)	(1,942)
Other (expense) income, net	(6,131)	(2,337)	(13,832)	(10,690)
Income before income tax expense	47,838	109,912	147,439	304,864
Income tax expense	(10,435)	(26,892)	(35,798)	(73,789)
Net income	$37,403	$83,020	$111,641	$231,075

Earnings per share:
Basic	$1.26	$2.65	$3.69	$7.31
Diluted	$1.25	$2.59	$3.65	$7.19
Weighted average common shares outstanding:
Basic	29,645,795	31,336,756	30,266,752	31,596,995
Diluted	30,019,153	32,025,015	30,611,011	32,117,917

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	September 30,	December 31,
	2025	2024
Assets	(unaudited)	(audited)
Cash and cash equivalents	$130,075	$149,998
Cash held in escrow	44,717	3,004
Accounts receivable	70,454	50,318
Inventories	3,584,246	3,454,337
Mortgage loans held for sale	183,527	236,926
Prepaid expenses and other assets	525,345	419,384
Property and equipment, net	91,800	155,176
Deferred tax assets, net	22,702	22,220
Goodwill	41,109	41,109
Total assets	$4,693,975	$4,532,472
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$168,989	$133,086
Accrued expenses and other liabilities	283,990	302,317
Notes payable	1,147,370	1,107,909
Revolving line of credit	339,000	135,500
Mortgage repurchase facilities	176,604	232,804
Total liabilities	2,115,953	1,911,616
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 29,383,819 and 30,961,227 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	294	310
Additional paid-in capital	399,491	526,959
Retained earnings	2,178,237	2,093,587
Total stockholders' equity	2,578,022	2,620,856
Total liabilities and stockholders' equity	$4,693,975	$4,532,472

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
West	337	365	(7.7)%	1,052	1,181	(10.9)%
Mountain	418	463	(9.7)%	1,216	1,626	(25.2)%
Texas	433	454	(4.6)%	1,436	1,488	(3.5)%
Southeast	388	396	(2.0)%	1,159	1,232	(5.9)%
Century Complete	810	885	(8.5)%	2,761	2,682	2.9%
Total	2,386	2,563	(6.9)%	7,624	8,209	(7.1)%

Home Deliveries

(dollars in thousands)

	Three Months Ended September 30,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	369	$591.0	363	$662.9	1.7%	(10.8)%
Mountain	401	506.0	513	528.4	(21.8)%	(4.2)%
Texas	460	293.8	530	300.9	(13.2)%	(2.4)%
Southeast	423	413.8	427	421.9	(0.9)%	(1.9)%
Century Complete	833	268.9	1,001	264.6	(16.8)%	1.6%
Total / Weighted Average	2,486	$384.2	2,834	$393.8	(12.3)%	(2.4)%

	Nine Months Ended September 30,
	2025		2024		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	1,007	$597.4	972	$634.3	3.6%	(5.8)%
Mountain	1,226	517.2	1,494	524.8	(17.9)%	(1.4)%
Texas	1,418	295.6	1,439	303.4	(1.5)%	(2.6)%
Southeast	1,127	427.5	1,155	429.1	(2.4)%	(0.4)%
Century Complete	2,579	263.2	2,749	263.0	(6.2)%	0.1%
Total / Weighted Average	7,357	$382.7	7,809	$391.3	(5.8)%	(2.2)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of September 30,		Increase/Decrease
	2025	2024	Amount	% Change
West	38	27	11	40.7%
Mountain	53	49	4	8.2%
Texas	73	74	(1)	(1.4)%
Southeast	45	38	7	18.4%
Century Complete	112	117	(5)	(4.3)%
Total	321	305	16	5.2%

Backlog

(dollars in thousands)

	As of September 30,
	2025			2024			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	204	$115,035	$563.9	315	$196,385	$623.4	(35.2)%	(41.4)%	(9.5)%
Mountain	139	73,330	527.6	295	171,990	583.0	(52.9)%	(57.4)%	(9.5)%
Texas	195	59,212	303.6	315	99,066	314.5	(38.1)%	(40.2)%	(3.5)%
Southeast	139	61,170	440.1	219	94,202	430.1	(36.5)%	(35.1)%	2.3%
Century Complete	440	108,177	245.9	436	109,761	251.7	0.9%	(1.4)%	(2.3)%
Total / Weighted Average	1,117	$416,924	$373.3	1,580	$671,404	$424.9	(29.3)%	(37.9)%	(12.1)%

Lot Inventory

	As of September 30,
	2025			2024			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,709	2,207	5,916	4,445	3,703	8,148	(16.6)%	(40.4)%	(27.4)%
Mountain	8,522	1,292	9,814	8,681	4,808	13,489	(1.8)%	(73.1)%	(27.2)%
Texas	14,713	3,198	17,911	12,413	9,693	22,106	18.5%	(67.0)%	(19.0)%
Southeast	5,221	7,857	13,078	5,563	12,127	17,690	(6.1)%	(35.2)%	(26.1)%
Century Complete	4,318	11,202	15,520	4,584	14,104	18,688	(5.8)%	(20.6)%	(17.0)%
Total	36,483	25,756	62,239	35,686	44,435	80,121	2.2%	(42.0)%	(22.3)%
% of Total	58.6%	41.4%	100.0%	44.5%	55.5%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) abandonment of lot option contracts; (iv) restructuring costs; (v) loss on debt extinguishment; (vi) impairment on other investment; and (vii) purchase price accounting for acquired work in process inventory; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Numerator
Net income	$37,403	$83,020	$111,641	$231,075
Denominator
Weighted average common shares outstanding - basic	29,645,795	31,336,756	30,266,752	31,596,995
Dilutive effect of stock-based compensation awards	373,358	688,259	344,259	520,922
Weighted average common shares outstanding - diluted	30,019,153	32,025,015	30,611,011	32,117,917
Earnings per share:
Basic	$1.26	$2.65	$3.69	$7.31
Diluted	$1.25	$2.59	$3.65	$7.19

Adjusted earnings per share
Numerator
Net income	$37,403	$83,020	$111,641	$231,075
Income tax expense	10,435	26,892	35,798	73,789
Income before income tax expense	47,838	109,912	147,439	304,864
Inventory impairment	3,180	1,373	10,951	1,942
Abandonment of lot option contracts(1)	5,159	2,124	9,306	3,941
Restructuring costs	—	—	1,505	—
Loss on debt extinguishment	1,361	—	1,361	—
Impairment on other investment	—	—	—	7,722
Purchase price accounting for acquired work in process inventory	2,830	3,446	6,763	5,999
Adjusted income before income tax expense	60,368	116,855	177,325	324,468
Adjusted income tax expense(2)	(14,657)	(28,283)	(43,054)	(78,534)
Adjusted net income	$45,711	$88,572	$134,271	$245,934

Denominator - Diluted	30,019,153	32,025,015	30,611,011	32,117,917

Adjusted diluted earnings per share	$1.52	$2.77	$4.39	$7.66

(1)

Beginning in the third quarter of 2025, we added “Abandonment of lot option contracts” as an adjustment in our non-GAAP adjusted net income calculation. Accordingly, we have recast the corresponding prior period information to conform to the current presentation and calculation.

(2)

The tax rates used in calculating adjusted net income for the three and nine months ended September  30, 2025 were 24.3%, respectively, which are reflective of our GAAP tax rates for the nine months ended September 30, 2025. The tax rates used in calculating adjusted net income for the three and nine months ended September 30, 2024 were 24.2%, respectively, which are reflective of our GAAP tax rates for the nine months ended September 30, 2024.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended September 30,
	2025	%	2024	%
Home sales revenues	$955,162	100.0%	$1,116,125	100.0%
Cost of home sales revenues	(780,566)	(81.7)%	(873,081)	(78.2)%
Inventory impairment	(3,180)	(0.3)%	(1,373)	(0.1)%
Homebuilding gross margin	171,416	17.9%	241,671	21.7%
Add: Inventory impairment	3,180	0.3%	1,373	0.1%
Adjusted homebuilding gross margin excluding inventory impairment	174,596	18.3%	243,044	21.8%
Add: Interest in cost of home sales revenues	15,005	1.6%	16,492	1.5%
Add: Purchase price accounting for acquired work in process inventory	2,830	0.3%	3,446	0.3%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$192,431	20.1%	$262,982	23.6%

	Nine Months Ended September 30,
	2025	%	2024	%
Home sales revenues	$2,815,365	100.0%	$3,055,941	100.0%
Cost of home sales revenues	(2,285,233)	(81.2)%	(2,386,208)	(78.1)%
Inventory impairment	(10,951)	(0.4)%	(1,942)	(0.1)%
Homebuilding gross margin	519,181	18.4%	667,791	21.9%
Add: Inventory impairment	10,951	0.4%	1,942	0.1%
Adjusted homebuilding gross margin excluding inventory impairment	530,132	18.8%	669,733	21.9%
Add: Interest in cost of home sales revenues	41,994	1.5%	42,117	1.4%
Add: Purchase price accounting for acquired work in process inventory	6,763	0.2%	5,999	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$578,889	20.6%	$717,849	23.5%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, abandonment of lot option contracts,  restructuring costs, loss on debt extinguishment,  impairment on other investment, and purchase price accounting for acquired work in process inventory, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA nor adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net income	$37,403	$83,020	(54.9)%	$111,641	$231,075	(51.7)%
Income tax expense	10,435	26,892	(61.2)%	35,798	73,789	(51.5)%
Interest in cost of home sales revenues	15,005	16,492	(9.0)%	41,994	42,117	(0.3)%
Interest expense (income)	876	(369)	(337.4)%	445	(2,693)	(116.5)%
Depreciation and amortization expense	6,005	6,272	(4.3)%	18,868	17,437	8.2%
EBITDA	$69,724	$132,307	(47.3)%	$208,746	$361,725	(42.3)%
Inventory impairment	3,180	1,373	131.6%	10,951	1,942	463.9%
Abandonment of lot option contracts(1)	5,159	2,124	142.9%	9,306	3,941	136.1%
Restructuring costs	—	—	NM	1,505	—	NM
Loss on debt extinguishment	1,361	—	NM	1,361	—	NM
Impairment on other investment	—	—	NM	—	7,722	NM
Purchase price accounting for acquired work in process inventory	2,830	3,446	(17.9)%	6,763	5,999	12.7%
Adjusted EBITDA	$82,254	$139,250	(40.9)%	$238,633	$381,329	(37.4)%

(1)

Beginning in the third quarter of 2025, we added “Abandonment of lot option contracts” as an adjustment in our non-GAAP adjusted EBITDA calculation. Accordingly, we have recast the corresponding prior period information to conform to the current presentation and calculation.

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of homebuilding debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	September 30,	December 31,
	2025	2024
Notes payable	$1,147,370	$1,107,909
Revolving line of credit	339,000	135,500
Construction loan agreements	(131,151)	(102,436)
Total homebuilding debt	1,355,219	1,140,973
Total stockholders' equity	2,578,022	2,620,856
Total capital	$3,933,241	$3,761,829
Homebuilding debt to capital	34.5%	30.3%

Total homebuilding debt	$1,355,219	$1,140,973
Cash and cash equivalents	(130,075)	(149,998)
Cash held in escrow	(44,717)	(3,004)
Net homebuilding debt	1,180,427	987,971
Total stockholders' equity	2,578,022	2,620,856
Net capital	$3,758,449	$3,608,827

Net homebuilding debt to net capital	31.4%	27.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings